                                                                      EXHIBIT 21

                                  Subsidiaries
                                  ------------



                                                              State of
     Corporate Name                                        Incorporation
     --------------                                        -------------
Subsidiaries of Registrant:

         Frisch Kentucky, Inc.                             Kentucky
         Frisch Indiana, Inc.                              Indiana
         Frisch Germantown Road, Inc.                      Ohio
         Frisch Florida, Inc.                              Florida
         Kip's of Oklahoma, Inc.                           Oklahoma
         Frisch Ohio, Inc.                                 Ohio








                                       42